Exhibit 99.1

CHINA TEL GROUP, INC. AGREEMENT

THIS CHINA TEL GROUP, INC. AGREEMENT (“Agreement”) is entered into and effective as of February 25, 2009 (the “Effective Date”), by and among Olotoa Investments, LLC, a California limited liability company (“Purchaser”), and China Tel Group, Inc., a Nevada corporation (“Company”).  Purchaser and Company are sometimes referred to collectively herein as the “Parties” and each individually as a “Party”.

RECITALS

A.  The Company, through Trussnet USA, a Nevada corporation and a wholly owned subsidiary of the Company (“Trussnet”), is in the business of designing, developing, operating and maintaining wireless communications facilities in the United States of America, South America, Europe, Russia and the People’s Republic of China;

B.  Pursuant to the terms of that certain Asset Purchase Agreement dated March 9, 2009, among: (i) Gulfstream Capital Partners Ltd., a Seychelles corporation and a 100% owned subsidiary of Trussnet (“Gulfstream Capital”), and Trussnet Capital Partners Hong Kong (Ltd.), a Hong Kong corporation (“Trussnet HK”), Trussnet, through its wholly owned subsidiary Gulfstream Capital, acquired 2,450,000,000 ordinary shares of Chinacomm Cayman owned by Trussnet HK, constituting the legal and beneficial ownership of 49% of the equity of Chinacomm Cayman on a Fully-Diluted Basis;

C.  Gulfstream Capital has purchased a 95% interest in Perusat S.A., a local wireless and exchange carrier in Peru;

D.  Attached as Exhibit A to this Agreement is an organizational chart reflecting the ownership and contractual relationship Company has with its subsidiaries and affiliated companies, which is incorporated herein by reference.

E.  Purchaser desires, in accordance with the terms of this Agreement, to acquire  49% of the shares of the Class A common stock of Company for $300,000,000; and

F.  The Board of Directors of Company and Purchaser have each deemed it advisable, and in the best interests of Company and  Purchaser, respectively, to consummate the Stock Purchase, in accordance with the terms of this Agreement.

NOW THEREFORE, In consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

SELECTED DEFINED TERMS

1.1.      Definitions.  In addition to the terms defined in the Recitals and other terms defined in this Agreement, the following capitalized terms shall have the respective meanings specified in this Article I.  Other terms defined elsewhere in this Agreement shall have meanings so given them.

 1.1.1.  Class A Common Shares.  The term “Class A Common Shares” shall mean the 500,000,000 shares of Class A Common Stock authorized for issuance by Company pursuant to its certificate of incorporation.

 1.1.2.  Fully Diluted Basis.  The term “Fully Diluted Basis” shall mean, with respect to the Person in question, the sum of: (a) the aggregate number of issued and outstanding shares of Class A Common Stock as of the date of this Agreement, plus (b) such additional shares of Class A Common Stock that would be issued and outstanding on a fully-diluted basis, assuming: (i) the conversion into Class A Common Stock of all securities issued by the Company as of June 30, 2009, or (ii) the exercise of all options, warrants or other rights entitling any holder to purchase shares of Class A Common Stock of the Company.

ARTICLE II

THE PURCHASED SECURITIES

2.1.           The Purchased Securities, Purchase Price.

 2.1.1      The Purchase Price.  Purchaser shall pay to Company by wire transfer of immediately available funds to an account designated by Company the sum of $300,000,000.00 (“Purchase Price”).  The Purchase Price shall be payable commencing March 9, 2009 through September 9, 2010 in such amounts and at such times as designated by the Board of Directors of Company.    After receipt of each payment toward the Purchase Price, Company shall deliver to the Purchaser certificates evidencing legal and beneficial ownership of the pro rated portion of the Purchased Securities so that the amount set forth in Section 2.1.2 below has been delivered after receipt of the entire Purchase Price.

 2.1.2       Purchased Securities.  Upon full payment of the Purchase Price, Purchaser shall have received Class A Common Shares, constituting 49% of the Class A Common Shares of Company on a Fully Diluted Basis (the “Purchased Securities”).

2.2           Board of Directors.  Upon execution of this Agreement, Purchaser and Company agree Purchaser shall have the right to select one member of the Board of Directors of Company. Upon payment of the first $50,000,000 of the Purchase Price, Purchaser and Company agree Purchaser shall have the right to select a second member of the Board of Directors of Company.

2.3           Closing.  Subject to the terms and conditions of this Agreement, the closing of the Stock Purchase (“Closing”) shall take place at the law office of Horwitz, Cron & Jasper, PLC, Four Venture Plaza, Suite 390 Irvine, California 92618 on March 9, 2009 (“Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to Company as follows upon execution of this Agreement and at Closing:

3.1.           Organization and Authorization.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions.  Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  Purchaser has the requisite corporate power and authority and all requisite licenses, permits and franchises necessary to own and operate its properties and to carry on its business as now being conducted.

3.2.           Investment Intent and Due Diligence.  Purchaser is not acquiring the Purchased Securities with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (“Securities Act”).  Purchaser is an accredited investor within the meaning of the Securities Act, and its management is sophisticated and experienced in transactions such as the Stock Purchase set forth in this Agreement.  Purchaser has had an opportunity to review any documentation of and from Company, including, without limitation, its books, records, properties and such other information as Purchaser has requested for the purpose of conducting any review or investigation related to the transactions contemplated by this Agreement.  Purchaser has completed its due diligence investigation, and Purchaser has no reason to believe that any of the representations and warranties of Company, if any, are misleading or inaccurate in any material respect.

3.3.           Restricted Securities.  Purchaser hereby acknowledges that the Purchased Securities shall constitute restricted securities within the standard meaning of the Securities Act.  Purchaser is an accredited investor within the meaning of the Securities Act.

ARTICLE IV

ADDITIONAL MISCELLANEOUS PROVISIONS

4.1.           Termination.  This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing, by mutual consent of Purchaser and Company.

4.2.           Executed Counterparts.  This Agreement may be executed in any number of original, fax, electronic or copied counterparts.  All counterparts shall be considered together as one agreement.

4.3.           Successors and Assigns.  Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties to this Agreement.

4.4.           Governing Law and Dispute Resolution.  This Agreement shall be governed by the laws of the State of California , without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of  California.  In the event of a dispute related to or arising from the terms of this Agreement, such dispute shall be submitted to binding arbitration before a single arbitrator with the Judicial Arbitration and Mediation Services, Inc. located in Orange County, California, for resolution pursuant to the California Code of Civil Procedure and the California Evidence Code.  The determination of the arbitrator shall be final and binding on the Parties, and may be enforced by the Superior Court of the State of California for the County of Orange.

4.5.           Expenses.  Each of the Parties hereto shall pay their own expenses in connection with this Agreement and the transaction contemplated herein, other than as a result of the breach hereof by any other party hereto.

4.6.           Entire Agreement.  This Agreement contains the entire agreement and understanding of the Parties hereto in respect to the subject matter contained in this Agreement.  The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes any and all prior written or oral agreements, understandings and negotiations between the Parties with respect to the subject matter contained in this Agreement.  This Agreement may be amended or modified only by a writing signed by all Parties.

4.7.           Waiver.  No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.  No course of dealing between the Parties, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of either Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.8.           Assignability.  This Agreement is not assignable by either Party, without the expressed written consent of all Parties.

4.9.           No Third Party Beneficiaries.  This Agreement has been entered into solely by and between the Parties, solely for their benefit.  There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as of and on the Effective Date.

PURCHASER:		COMPANY:

OLOTOA INVESTMENTS, LLC., a California limited liability company		CHINA TEL GROUP, INC., a Nevada corporation

By:	Signature	By:	Signature

	Print Name		Print Name

Its:	Print Title	Its:	Print Title

Dated:		Dated: